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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
(309) 661-8700

                         CITIZENS FIRST FINANCIAL CORP.
              ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM AND
                          NEW STOCK REPURCHASE PROGRAM


Bloomington, Illinois, September 5, 2002 -- Citizens First Financial Corp. (the "Company") (Nasdaq- CFSB), the parent company of Citizens Savings Bank (the "Bank"), announced the completion of a stock repurchase program that began in September 2001. Under this current program, the Company repurchased 78,476 shares at an average price of $18.09.

In addition, the Board of Directors has approved a new stock repurchase program of 5% of the outstanding common shares, or 73,866 shares, to commence upon the completion of the current repurchase program.

Since 1997, the Company has repurchased 1,364,592 shares of common stock at an average price of $16.01. The Company currently has 1,477,322 shares of common stock issued and outstanding.

The Bank currently has five offices in central Illinois.








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